Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered by and between Richard J. Sabolik (“Sabolik”), on the one hand, and Radiologix, Inc. (“Radiologix” or the “Company”), on the other hand (together the “Parties”), effective as of March 29, 2005:

WHEREAS, Sabolik began employment with Radiologix as the Company’s Chief Financial Officer (“CFO”) on or about March 15, 2004;

WHEREAS, Radiologix asked Sabolik to resign from the Company as CFO and thereafter terminated Sabolik’s employment, without cause, effective December 31, 2004;

WHEREAS, Sabolik claims that he had an employment agreement with Radiologix and that, Radiologix should have provided Sabolik, among other things, severance pay, bonus pay, and an extension of his right to exercise through December 31, 2005, one hundred thousand (100,000) stock options that had vested as of December 31, 2004;

WHEREAS, Radiologix denies it had an employment agreement with Sabolik other than to provide him a salary of $285,000.00 as long as he served as CFO and to provide him certain stock option rights; and

WHEREAS, Sabolik and Radiologix desire to fully and finally settle and resolve any controversies existing between them pertaining, among other things, to the matters described herein.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The Parties expressly agree that this Agreement is made purely on a compromise basis to avoid the expense and inconvenience of litigation over the disputed claims and is in no respect an admission of liability and/or fault on the part of either Radiologix and/or Sabolik; all such liability and/or fault has been, and continues to be, expressly denied by the Parties.

SETTLEMENT AGREEMENT AND RELEASE – PAGE 1

2. In consideration for the representations and warranties contained in this Agreement, Radiologix shall pay Sabolik the sum of One Hundred Fifty Thousand Dollars ($150,000.00), which Radiologix shall deposit into Sabolik’s bank account via wire transfer no later than on March 29, 2005. Radiologix shall issue a W-2 and make all proper tax withholdings with respect to this sum.

3. In consideration for the representations and warranties contained in this Agreement, Radiologix shall pay Sabolik the additional sum of Three Thousand Six Hundred Eighty-One and 29/100 Dollars ($3,681.29) for attorneys’ fees incurred by Sabolik and charged by the law firm of Gardere Wynne Sewell LLP in connection with the SEC’s inquiry of Sabolik’s termination. Radiologix shall deposit this amount into the bank account of Sabolik via wire transfer no later than on March 29, 2005.

4. In consideration for the representations and warranties contained in this Agreement, Radiologix agrees to reimburse Sabolik for additional reasonable attorneys’ fees, if any, incurred by Sabolik as a result of further SEC follow-up inquiries and/or investigations into Radiologix, if any, pursuant to the Indemnification Agreement between Sabolik and Radiologix dated April 15, 2004.

5. In consideration for the representations and warranties contained in this Agreement, Radiologix hereby extends the period during which Sabolik may exercise through December 31, 2005, the one hundred thousand (100,000) stock options that had vested as of December 31, 2004.

SETTLEMENT AGREEMENT AND RELEASE – PAGE 2

6. As consideration for the payments and exchanges recited above, Sabolik, his spouse, heirs, agents, representatives and/or assigns, hereby knowingly, voluntarily and intentionally agree to and do fully and finally settle, release, waive, discharge and quit-claim any and all claims, demands or causes of action, and declaratory and injunctive relief, whether legal, equitable or administrative, whether known or unknown, contingent or non-contingent based, in whole or in part, on facts occurring at any time prior to the execution of this Agreement against Radiologix, its affiliates, subsidiaries, officers, directors, shareholders, employees, agents, representatives, predecessors, successors, assigns, insurers and/or attorneys and each of them, including but not limited to those relating to (i) Sabolik’s hiring, employment with or termination from Radiologix and (ii) under federal or state law, including, but not limited to, the Age Discrimination in Employment Act of 1967, 42 U.S.C. §§ 1981-1988, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Workers Adjustment and Retraining Act, the Americans with Disabilities Act of 1990, the Texas Labor Code, the Texas Commission on Human Rights Act, the Texas Payday Act, Chapter 38 of the Texas Civil Practices and Remedies Code, and any provision of the state or federal Constitutions or Texas common law, except Sabolik does not release his claims relating to (a) Radiologix’s obligations set forth in this Agreement; (b) Sabolik’s stock option agreement and 401(k) plan with Radiologix; (c) the rights and obligations pursuant to the Indemnification Agreement referenced in Paragraph 4 above; and (d) Sabolik’s rights to indemnification or advancement of expenses under Radiologix’s charter or bylaws or under any applicable insurance policy (specifically including any applicable “directors or officers” insurance policy) of or maintained by Radiologix or otherwise applicable to Radiologix or otherwise applicable to Radiologix’s directors or officers.

SETTLEMENT AGREEMENT AND RELEASE – PAGE 3

7. As consideration for the exchanges recited above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Radiologix, its affiliates, subsidiaries, agents, representatives, successors and/or assigns, hereby knowingly, voluntarily and intentionally agree to and do fully and finally settle, release, waive, discharge and quit-claim any and all claims, demands or causes of action, and declaratory and injunctive relief, whether legal, equitable or administrative, whether known or unknown, contingent or non-contingent based, in whole or in part, on facts occurring at any time prior to the execution of this Agreement against Sabolik, his spouse, heirs, assigns, agents, representatives, insurers and attorneys and each of them, including but not limited to those relating to (i) Sabolik’s employment with and/or termination from Radiologix, and (ii) under federal or state law, including but not limited to Chapter 38 of the Texas Civil Practices and Remedies Code, and any provision of the state or federal Constitutions or Texas common law except Radiologix does not release its claims relating to (a) Sabolik’s obligations set forth in this Agreement; (b) Sabolik’s obligations under the stock option agreement and 401(k) plan with Radiologix; (c) Sabolik’s obligations pursuant to the Indemnification Agreement referenced in Paragraph 4 above; and (d) Sabolik’s obligations concerning indemnification or advancement of expenses to him under Radiologix’s charter or bylaws or under any applicable insurance policy (specifically including any applicable “directors or officers” insurance policy) of or maintained by Radiologix or otherwise applicable to Radiologix’s directors or officers.

SETTLEMENT AGREEMENT AND RELEASE – PAGE 4

8. Except as set forth in Paragraphs 3 and 4 above, each Party shall bear their own attorneys’ fees incurred with respect to Sabolik’s employment with and termination from Radiologix.

9. Except as required by law or provided in this Agreement, each of the Parties agrees to keep confidential the specific terms of this Agreement, and shall not disclose the terms of this Agreement or the circumstances of Sabolik’s termination to any person except Sabolik’s spouse, the financial, tax and legal advisors of Sabolik and Radiologix (and the executive officers and Board of Directors of Radiologix), the SEC, or as necessary to enforce this Agreement. Any disclosure made hereunder other than disclosures to the SEC and public disclosures required by law, shall be made only on the condition that the party to whom disclosure is made agrees to protect the confidentiality of the information disclosed. This Agreement may be disclosed in, or filed as an exhibit to, any filing required under any securities laws to be made by Radiologix and/or Sabolik.

10. Radiologix warrants and represents that this Agreement has been finally approved by Radiologix’s Board of Directors.

11. Radiologix warrants and represents that it owns and has not sold, assigned, granted or transferred to any other person, firm, or corporation, any claim or cause of action, potential or actual, known or unknown, related to Sabolik’s employment with and/or termination from Radiologix, or any other claim covered by this Agreement.

12. Sabolik warrants and represents that he owns and has not sold, assigned, granted or transferred to any other person, firm, or corporation, any claim or cause of action, potential or actual, known or unknown, related to Sabolik’s employment with or termination from Radiologix, or any other claim covered by this Agreement.

SETTLEMENT AGREEMENT AND RELEASE – PAGE 5

13. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective attorneys, employees, agents, representatives, heirs, successors, and assigns.

14. The Parties represent to each other that they have read this Agreement, and understand its provisions, terms and conditions without reservation. The provisions of this Agreement comprise all of the terms, conditions, agreements, and representations of the Parties hereto regarding their agreements concerning the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings of the Parties relating to the subject matter hereto. The Parties acknowledge that they have had ample opportunity to consult with their respective legal counsel and have not relied on any representations or statements of the other Party or such other Party’s counsel with respect to the subject matter of this Agreement other than those representations or statements contained herein. This Agreement may be amended only by an instrument in writing, executed jointly by the Parties.

15. Each Party hereto has been represented by legal counsel of its or his own independent choosing in the analysis and evaluation of the claims released herein, in the negotiations of the terms of this Agreement and the settlement evidenced hereby, and in the preparation of this Agreement. Each of the Parties has participated in the drafting of this Agreement after consulting with counsel. No language in this Agreement shall be presumptively construed in favor of or against any of the Parties to it based solely on who drafted such language.

16. This Agreement is performable in whole or in part in Dallas County, Texas, and shall be construed in accordance with the laws of the State of Texas. The Parties hereby consent to jurisdiction and venue in Dallas County, Texas in any suit to enforce this Agreement.

SETTLEMENT AGREEMENT AND RELEASE – PAGE 6

17. It is expressly understood and agreed that the terms of this Agreement are contractual and not mere recitals and that the Parties hereto intend to be and are hereby bound to its terms. The Parties acknowledge that the covenants, promises, releases and agreements contained in this Agreement provide good and sufficient consideration for every other promise, duty, release, obligation, covenant, agreement, and right contained in this Agreement.

18. This Agreement may be executed by signatures on separate, identical, complete counterparts, and, if so executed, each of the various identical counterparts shall be deemed an original for all purposes and all of such counterparts, collectively, shall constitute one instrument for all purposes. For convenience, the several executed signature and acknowledgment pages may be collected and annexed to one or more counterparts to form complete, fully executed counterparts. This Agreement shall not be effective unless and until each of the Parties has executed and acknowledged a complete counterpart of this Agreement. Signed counterparts and/or signature pages transmitted by facsimile shall be as effective as originals.

19. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any Party, nor shall any such waiver operate or be construed as a rescission of this Agreement.

20. This Agreement is fully and voluntarily entered into by the Parties hereto. Each Party states that it or he has read this Agreement, has obtained advice of counsel if it or he so desired, understands all of this Agreement, and executes this Agreement voluntarily and of its or his own free will and accord, without any coercion, either economic or physical, from any third party or Party to this Agreement, with full knowledge of the legal significance and consequences of this Agreement.

SETTLEMENT AGREEMENT AND RELEASE – PAGE 7

21. Sabolik acknowledges and agrees that he first received the original of this Agreement on or before March 28, 2005. Sabolik also understands and agrees that he has been given at least twenty-one (21) calendar days from the date he first received this Agreement to obtain the advice and counsel of the legal representative of his choice and to decide whether to sign it. Sabolik acknowledges that he has been advised and has sought the advice of his own counsel. Sabolik understands that he may sign the Agreement at any time on or before the expiration of this twenty-one day period. Sabolik also understands that for seven calendar days after he signs this Agreement he has the right to revoke it, and that this Agreement will not become effective and enforceable until after the expiration of this seven-day period in which he did not exercise his right of revocation. If Sabolik revokes this Agreement, he will immediately pay to Radiologix all payments Radiologix made to him under this Agreement. Sabolik specifically understands and agrees that any attempt by him to revoke this Agreement after the seven-day period has expired is, or will be, ineffective. Sabolik warrants, represents and agrees that he has thoroughly discussed all aspects and effects of this Agreement with his attorney, that he has had a reasonable time to review the Agreement, that he fully understands all the provisions of the Agreement and that he is voluntarily entering into this Agreement. By signing this Agreement, Sabolik acknowledges the following:

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY. I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO REVIEW AND CONSIDER THIS AGREEMENT FOR 21 DAYS AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT

SETTLEMENT AGREEMENT AND RELEASE – PAGE 8

BEFORE SIGNING THIS AGREEMENT, I HAVE EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.

IN WITNESS WHEREOF, the Parties have executed this Agreement as follows:

RICHARD J. SABOLIK

Date:

RADILOGIX, INC.

By:

Its:

Date:

SETTLEMENT AGREEMENT AND RELEASE – PAGE 9

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, a notary public in and for the State of Texas, on this day personally appeared Richard J. Sabolik, known to me to be the person whose name is subscribed to the foregoing Settlement Agreement and Release, and acknowledged to me that he is authorized to sign this document, and that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this                      day of                      2005.

My Commission Expires:
Notary Public, State of Texas

SETTLEMENT AGREEMENT AND RELEASE – PAGE 10

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, on this day personally appeared                     , known to me to be the person whose name is subscribed above, and affirmed that he is the                      and an authorized agent of Radiologix, Inc., and that he executed the above and foregoing Settlement Agreement and Release as the act and deed of said company for the purposes and consideration therein expressed and with full authority to so act.

Given under my hand and seal of office on this                      day of                      2005.

My Commission Expires:
Notary Public, State of Texas

SETTLEMENT AGREEMENT AND RELEASE – PAGE 10